Exhibit 99.3

NEKTAR THERAPEUTICS

STOCK OPTION GRANT NOTICE

(2000 Equity Incentive Plan)

Nektar Therapeutics (the “Company”), pursuant to its 2000 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Stock Option Agreement.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price Per Share:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	of the shares vest one year after the Vesting Commencement Date.
of the shares vest monthly thereafter over the next years.

Payment:	By one or a combination of the following methods of payment (described in the Stock Option Agreement):

☐ Cash or check
☐ Pursuant to a Regulation T Program if the Shares are publicly traded
☐ Delivery of already-owned shares if the Shares are publicly traded

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

NEKTAR THERAPEUTICS		OPTIONHOLDER:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Stock Option Agreement, 2000 Equity Incentive Plan and Notice of Exercise

[1]	If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

Attachment I

Stock Option Agreement

Attachment II

2000 Equity Incentive Plan

Attachment III

Notice of Exercise